SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                FORM 8-K/A No. 4

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): SEPTEMBER 6, 2002
                                                         -----------------


                            SFBC INTERNATIONAL, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)



              FLORIDA                             001-16119                           59-2407464
------------------------------------  ----------------------------------  ----------------------------------
  (State or other jurisdiction of           (Commission File No.)         (IRS Employer Identification No.)
           incorporation)


                   11190 BISCAYNE BLVD., MIAMI, FLORIDA 33181
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 305-895-0304

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

a.       Financial statements of business required

         The audited financial statements of SFBC New Drug Services, Inc. ("NDS") for the year ended December 31, 2001 are included herein.

         This report is being filed to include the supplementary financial information (unaudited) for NDS as of and for the six months ended June 30, 2002 and 2001 which was inadvertently omitted from the report originally filed on November 20,2002.

b.       Pro forma financial information

         The unaudited pro forma consolidated financial information for the nine months ended September 30, 2002 which gives effect to the consummation of the acquisition of Anapharm, Inc. and NDS is also included herein.

         This report is being filed to correct the unaudited pro forma statement of earnings for the nine months ended September 30, 2002 which was contained in the report originally filed on November 20, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     SFBC International, Inc.



                                                     By: /s/ Arnold Hantman
                                                         ------------------
                                                         Arnold Hantman
Date:  January 14, 2004                                  Chief Executive Officer

                                 C O N T E N T S


                                                                        Page
NEW DRUG SERVICES, INC.
-----------------------

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      F-2


FINANCIAL STATEMENTS

     BALANCE SHEET                                                      F-3

     STATEMENT OF EARNINGS                                              F-4

     STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY                       F-5

     STATEMENT OF CASH FLOWS                                            F-6

     NOTES TO FINANCIAL STATEMENTS                                   F-7 - F-11


SUPPLEMENTARY INFORMATION

     UNAUDITED FINANCIAL STATEMENTS
       (JUNE 30, 2002 AND 2001)

         BALANCE SHEETS                                               F-12

         STATEMENTS OF EARNINGS                                       F-13

         STATEMENTS OF CASH FLOWS                                     F-14

SFBC INTERNATIONAL, INC.
------------------------

     UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     CONSOLIDATED FINANCIAL INFORMATION                               F-15

     STATEMENTS OF EARNINGS                                       F-16 - F-17

     NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION               F-18

                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


Board of Directors
New Drug Services, Inc.

We have audited the accompanying balance sheet of New Drug Services, Inc. as of December 31, 2001, and the related statements of earnings, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Drug Services, Inc. as of December 31, 2001 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP
Miami, Florida
August 13, 2002

                             NEW DRUG SERVICES, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 2001


                                     ASSETS


Current assets
     Cash and cash equivalents                                  $1,114,952
     Accounts receivable                                         1,177,804
     Cost and estimated earnings in excess of billings on
       incomplete contracts                                         85,059
     Prepaid and other current assets                               10,061
                                                                ----------
                  Total current assets                           2,387,876

Property and equipment, net                                         72,049
                                                                ----------

                  Total assets                                  $2,459,925
                                                                ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities
     Accounts payable                                           $  669,671
     Accrued liabilities                                           702,768
     Advance billings                                              132,883
                                                                ----------

                  Total current liabilities                      1,505,322

Deferred rent                                                        2,332

Stockholders' equity
     Class A Voting Common Stock, $0.001 par value;
       1,000 shares authorized, 100 shares issued and
       outstanding as of December 31, 2001                              --
     Class B Non-Voting Common Stock, $0.001 par value;
       1,000 shares authorized, 0 shares issued and
       outstanding as of December 31, 2001                              --
     Additional paid-in capital                                    738,663
     Retained earnings                                             213,608
                                                                ----------

                  Total stockholders' equity                       952,271
                                                                ----------

                  Total liabilities and stockholders' equity    $2,459,925
                                                                ==========


The accompanying notes are an integral part of this statement.

                             NEW DRUG SERVICES, INC.

                              STATEMENT OF EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 2001


Net revenue                                                $ 6,763,167

Costs and expenses
    Direct costs                                             5,567,079
    General and administrative expenses                        880,709
                                                           -----------
               Total costs and expenses                      6,447,788

               Earnings from operations                        315,379

Other income (expense)
    Stock sales-compensation expense (see Note F)             (363,614)
    Interest income                                             28,821
                                                           -----------

               Total other expense                            (334,793)
                                                           -----------

               Net loss                                    $   (19,414)
                                                           ===========


The accompanying notes are an integral part of this statement.

                             NEW DRUG SERVICES, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                      Common Stock    Additional
                                   -----------------    Paid-in    Retained
                                   Shares  Par Value    Capital     Earnings      Total
                                   ------  ---------   ---------   ---------    ---------

Balances - December 31, 2000         100   $      --   $ 375,049   $ 233,022    $ 608,071

Net loss - 2001                       --          --          --     (19,414)     (19,414)

Stock issued to officers              --          --     363,614          --      363,614
                                   -----   ---------   ---------   ---------    ---------
Balances - December 31, 2001         100   $      --   $ 738,663   $ 213,608    $ 952,271
                                   =====   =========   =========   =========    =========

The accompanying notes are an integral part of this statement.

                             NEW DRUG SERVICES, INC.

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 2001


Cash flows from operating activities
    Net loss                                                        $   (19,414)
    Adjustments to reconcile net earnings to net cash provided by operating activities:
       Depreciation                                                      24,202
       Issuance of stock to officers                                    363,614
       Changes in assets and liabilities
          Accounts receivable                                          (394,858)
          Cost and estimated earnings in excess of billings on
            incomplete contracts                                        (85,059)
          Prepaid expenses                                               (3,752)
          Other assets                                                       --
          Accounts payable and accrued liabilities                      777,629
          Advance billings                                               12,075
          Deferred rent long-term                                         2,332
                                                                    -----------
               Total adjustments                                        696,183
                                                                    -----------

               Net cash provided by operating activities                676,769
                                                                    -----------

Cash flows from investing activities
    Purchase of property and equipment                                  (50,993)
                                                                    -----------

               Net cash used in investing activities                    (50,993)
                                                                    -----------

Cash flows from financing activities

               Net cash provided by financing activities                     --
                                                                    -----------

Net increase in cash and cash equivalents                               625,776

Cash and cash equivalents at beginning of period                        489,176
v                                                                    -----------

Cash and cash equivalents at end of period                          $ 1,114,952
                                                                    ===========


Supplemental disclosures:
    Interest paid                                                   $        --
                                                                    ===========
    Income taxes paid                                               $        --
                                                                    ===========

Supplemental disclosure of non-cash financing activities:
    Fair value of common stock sold by the principal shareholder
      to two officers and treated as compensation expense           $   363,614
                                                                    ===========

The accompanying notes are an integral part of this statement.

                             NEW DRUG SERVICES, INC.

                                DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business Activity
     ----------------------------------

     The Company is a S-Corporation incorporated in Delaware, which is a contract research organization that is located in Kennet Square, Pennsylvania. The Company provides clinical pharmacology research, data center management and analysis, and drug development services to pharmaceutical, biopharmaceutical and biotechnology companies and manages clinical trials at multiple sites relating to drug testing. All of the Company's clients are companies based throughout the United States.

     Revenue and Cost Recognition
     ----------------------------

     Revenues from contracts are generally recognized on the percentage-of-completion method of accounting. Contracts may contain provisions for renegotiation in the event of cost overruns due to changes in the level of work scope. Renegotiated amounts are included in revenue when earned and realization is assured. Provisions for losses to be incurred on contracts are recognized in full in the period in which it is determined that a loss will result from performance of the contractual arrangement.

     Direct costs include all direct costs related to contract performance. General and administrative costs are charged to expense as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material.

     Included in accounts receivable are unbilled amounts, which represent revenue recognized in excess of amounts billed. Advance billings represent amounts billed in excess of revenue recognized.

     Cash and Cash Equivalents
     -------------------------

     The Company considers all highly liquid investments with a purchased maturity of three months or less to be cash equivalents.

                             NEW DRUG SERVICES, INC.

                                DECEMBER 31, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     Property and Equipment
     ----------------------

     Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred.

     Depreciation
     ------------

     Depreciation is computed using an accelerated method, namely MACRS, based upon the estimated useful lives of the assets. The range of useful lives is as follows:

                Furniture and fixtures          7 years
                Computer Hardware               5 years
                Computer Software               5 years

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk
     ----------------------------

     Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and trade receivables. The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits. As of December 31, 2001, the Company had approximately $1,076,000 deposited with one individual institution. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and will write-off accounts receivable balances when considered necessary under the circumstances.

     Income Taxes
     ------------

     No provision for income taxes has been made since such taxes are the liabilities of the individual shareholders.

                             NEW DRUG SERVICES, INC.

                                DECEMBER 31, 2001

NOTE B - MAJOR CUSTOMERS

     For the year ended December 31, 2001, two customers represented more than 10% of the Company's revenues. Sales to customers in excess of 10% of the company's revenues is as follows:

                                        Approximate           Percent of
                                          Amount               Revenues

                  Customer A           $     1,770,000           26%
                  Customer B                   777,000           12
                                       ---------------           --
                      Total            $     2,547,000           38%
                                       ===============           ==

     Customer A noted above has an accounts receivable balance at December 31, 2001 in excess of 10% of total accounts receivable:

                                                              Percent of
                                        Approximate            Accounts
                                          Amount               Receivable

                  Customer A           $       679,000           58%
                                       ===============           ==

NOTE C - ACCOUNTS RECEIVABLE

     Accounts receivable consisted of the following at December 31, 2001:

                  Account receivable                       $       275,464
                  Accounts receivable - pass through               250,171
                  Accrued accounts receivable                      652,169
                                                           ---------------
                                                           $     1,177,804
                                                           ===============

     During the year, the company wrote off $37,676 in aged accounts receivable. The company does not maintain a general or specific reserve for any of its receivables, instead, it writes-off accounts receivable balances when they are deemed uncollectible.

     Accounts receivable are billed when certain milestones defined in customer contracts are achieved. All unbilled accounts receivable are expected to be billed and collected within one year. Advance billings at December 31, 2001 amounted to $132,883.

                             NEW DRUG SERVICES, INC.

                                DECEMBER 31, 2001

NOTE D - PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 2001:

                  Furniture and fixtures               $        94,898
                  Computer hardware                            282,579
                  Computer software                              2,983
                                                       ----------------
                                                               380,460

                  Less accumulated depreciation                308,411
                                                       ----------------

                                                       $        72,049
                                                       ----------------

     Depreciation of property and equipment for the year ended December 31, 2001 amounted to approximately $24,000.

NOTE E - ACCRUED LIABILITIES

     Accrued liabilities consisted of the following at December 31, 2001:

                  Pass-through expenses                $       611,331
                  Other accrued expenses                        91,437
                                                       ----------------

                                                       $       702,768
                                                       ================

NOTE F - STOCKHOLDERS' EQUITY

     The Company is authorized to issue 2000 shares of common stock, consisting of (1) 1,000 shares of Class A Voting Common stock with a $0.001 par value and (2) Class B Non-Voting Common Stock with a $0.001 par value. The major difference between the two classes of stock is that Class B is non-voting.

     In February 2001, the principal shareholder sold 12.5 shares each of the Class A voting common stock to certain officers of the Company for a total of approximately $56,000. Pursuant to a per share valuation of the Company, the shares sold by the principal shareholder, less the amount paid by the officers at the time of sale, approximated $364,000, which has been recorded as an expense with a corresponding credit to additional paid- in capital.

                             NEW DRUG SERVICES, INC.

                                DECEMBER 31, 2001

NOTE G - OPERATING LEASES

     The Company leases certain equipment and a building under agreements classified as operating leases that expire through the year 2006. Some of these leases have terms that require, among other things, quarterly payments, which have both a fixed and variable component. The variable component fluctuates with current interest rates. Total rent expense under operating leases was approximately $109,244 in 2001.

     At December 31, 2001, future minimum lease payments under all operating lease arrangements are as follows:

                     2002             $      195,418
                     2003                    196,624
                     2004                    197,937
                     2005                    192,063
                     2006                    129,809
                                      --------------
                     Total            $      911,851
                                      ==============

NOTE H - PENSION PLAN

     The Company has a 401(k) plan ("Plan") for its employees to which the Company could make discretionary contributions. The Company's contribution is based on 50% of the employee's first 6% of his or her salary. The Plan is a defined contribution plan covering all eligible employees of the Company. The employees' contributions are limited to the maximum allowable for federal income tax purposes. The Company's 401(k) related expense for the year ended December 31, 2001 approximated $24,000.

NOTE I - SUBSEQUENT EVENTS

     In February 2002, the Company issued 2.5642 shares of the Class A voting common stock to an officer of the Company for no consideration. The stock was issued as part of a compensation package, as an incentive for the individual to join the Company.

     In August 2002, the Company signed a letter of intent to sell the assets of the Company and the purchaser would assume the Company's liabilities. The purchase price is (1) $8,000,000 in cash at the time of closing, (2) $2,500,000 of common stock to be held in escrow, and (3) a contingent earn-out of up to $8,000,000.

SUPPLEMENTARY INFORMATION

                             NEW DRUG SERVICES, INC.

                           BALANCE SHEETS (UNAUDITED)

                                    JUNE 30,


                                     ASSETS

                                                                  2002         2001
                                                               ----------   ----------
Current assets
     Cash and cash equivalents                                 $1,489,905   $1,378,483
     Accounts receivable                                        2,016,697       88,979
     Prepaid and other current assets                               4,256       93,312
                                                               ----------   ----------

                  Total current assets                          3,510,858    1,560,774

Property and equipment, net                                       212,480       57,338
                                                               ----------   ----------

                  Total assets                                 $3,723,338   $1,618,112
                                                               ==========   ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable                                          $  717,837   $  854,883
     Accrued liabilities                                        1,096,832       11,521
     Advance billings                                             817,577           --
                                                               ----------   ----------

                  Total current liabilities                     2,632,246      866,404

Stockholders' equity
     Class A Voting Common Stock, $0.001 par value;
       1,000 shares authorized, 100 shares issued
       and outstanding as of December 31, 2001                         --           --
     Class B Non-Voting Common Stock, $0.001 par
       value; 1,000 shares authorized, 0 shares issued
       and outstanding as of December 31, 2001                         --           --
     Additional paid-in capital                                   820,147      375,049
     Retained earnings                                            270,945      376,659
                                                               ----------   ----------

                  Total stockholders' equity                    1,091,092      751,708
                                                               ----------   ----------

                  Total liabilities and stockholders' equity   $3,723,338   $1,618,112
                                                               ==========   ==========

                             NEW DRUG SERVICES, INC.

                       STATEMENTS OF EARNINGS (UNAUDITED)

                        FOR THE SIX MONTHS ENDED JUNE 30,


                                                       2002          2001
                                                   -----------    -----------
Net revenue                                        $ 2,435,171    $ 1,710,645

Costs and expenses
    Direct costs                                     1,634,775      1,298,387
    Selling, general and administrative expenses       621,308        206,352
                                                   -----------    -----------
               Total costs and expenses              2,256,083      1,504,739
                                                   -----------    -----------

               Earnings from operations                179,088        205,906

Other income (expense)
    Stock sales-compensation expense                   (81,484)            --
    Interest income                                      5,375         14,068
    Interest expense                                    (2,876)            --
                                                   -----------    -----------

               Net earnings                        $   100,103    $   219,974
                                                   ===========    ===========

                             NEW DRUG SERVICES, INC.

                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                        FOR THE SIX MONTHS ENDED JUNE 30,

                                                               2002          2001
                                                           -----------    -----------
Cash flows from operating activities
    Net loss                                               $   100,103    $   219,974
    Adjustments to reconcile net earnings to net cash
      provided by operating activities:
       Depreciation                                             16,801         12,401
       Issuance of Stock                                        81,484             --
       Changes in assets and liabilities
          Accounts receivable                                 (753,834)       693,967
          Prepaid expenses                                       5,805        (79,499)
          Accounts payable and accrued liabilities             399,464        260,073
          Advance billings                                     682,362             --
                                                           -----------    -----------

               Total adjustments                               432,082        886,942
                                                           -----------    -----------

               Net cash provided by operating activities       532,185      1,106,916
                                                           -----------    -----------

Cash flows from investing activities
    Purchase of property and equipment                        (157,232)       (24,481)
                                                           -----------    -----------

               Net cash used in investing activities          (157,232)       (24,481)
                                                           -----------    -----------

Cash flows from financing activities
    Shareholder distributions                                       --       (307,000)
                                                           -----------    -----------

               Net cash used in financing activities                --       (307,000)
                                                           -----------    -----------

Net increase in cash and cash equivalents                      374,953        775,435

Cash and cash equivalents at beginning of period             1,114,952        603,048
                                                           -----------    -----------

Cash and cash equivalents at end of period                 $ 1,489,905    $ 1,378,483
                                                           ===========    ===========


Supplemental disclosures:
    Interest paid                                          $        --    $        --
                                                           ===========    ===========
    Income taxes paid                                      $        --    $        --
                                                           ===========    ===========

                               SFBC INTERNATIONAL
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Financial Information gives effect to the consummation of the acquisition of Anapharm, Inc. and consummation of the acquisition of New Drug Services, Inc. on January 1, 2001 in the case of the Unaudited Pro Forma Statement of Earnings for the year ended December 31, 2001, and on January 1, 2002 in the case of the Unaudited Pro Forma Statement of Earnings for the nine months ended September 30, 2002, and are based on the estimates and assumptions set forth in the notes to such statements. The information was prepared based on SFBC accounting for the transaction using the purchase method of accounting. As of January 1, 2002, in accordance with new accounting pronouncements recently issued, goodwill is no longer required to be amortized and, instead, will be tested for impairment at least annually. No goodwill amortization expense has been recognized in the pro forma statement of earnings for the year ended December 31, 2001 or the nine months ended September 30, 2002 for the goodwill related to the Anapharm or New Drug Services acquisitions. The Unaudited Pro Forma Financial Information should be read in conjunction with the audited financial statements of New Drug Services, Inc. for the year ended December 31, 2001 which we prepared in accordance with accounting standards generally accepted in the United States of America.

The following Unaudited Pro Forma Financial Information is presented for illustrative purposes only and does not purport to be indicative of our actual financial position or results of operations as of the date thereof, or as of or for any other future date, and is not necessarily indicative of what our actual financial position or results of operations would have been had the acquisitions been consummated on the above-referenced dates, nor does it give effect to (i) any transactions other than the acquisitions and those described in the Notes to the Unaudited Pro Forma Financial Information or (ii) our results of operations since September 30, 2002.

The unaudited pro forma information gives effect only to adjustments set forth in the accompanying notes thereto and does not reflect management's estimate of any anticipated cost savings or other benefits as a result of the acquisitions.

                               SFBC INTERNATIONAL
                    UNAUDITED PRO FORMA STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002


                                                                  ANAPHARM
                                                                AND NEW DRUG          PRO FORMA
                                                  SFBC            SERVICES            ADJUSTMENT     AS ADJUSTED
                                               ------------------------------------------------------------------

NET REVENUE                                    $ 41,786,754     $  9,189,587                         $ 50,976,341

COST AND EXPENSES
   DIRECT COSTS                                  22,968,544     $  5,287,680                         $ 28,256,224
   GENERAL AND ADMINISTRATIVE EXPENSES           12,363,767     $  2,276,808        $    380,000 (1)   14,739,747
                                                                                    $   (280,828)(2)
                                               ------------------------------------------------------------------

       TOTAL COSTS AND OPERATING EXPENSES        35,332,311        7,564,488              99,172       42,995,971

     EARNINGS FROM OPERATIONS                     6,454,443        1,625,099             (99,172)       7,980,370

OTHER INCOME(EXPENSE)
   STOCK SALES - COMPENSATION EXPENSE                    --     $    (81,484)(A)                          (81,484)
   INTEREST INCOME                                  397,510     $     25,749                              423,259
   INTEREST EXPENSE                                (218,821)    $    (60,585)                            (279,406)
                                               ------------------------------------------------------------------

        TOTAL OTHER INCOME (EXPENSE)                178,689         (116,320)                 --           62,369

      EARNINGS BEFORE INCOME TAXES                6,633,132        1,508,779             (99,172)       8,042,739

INCOME TAX EXPENSE                                1,755,423     $    282,905        $    (38,677)(3)    2,153,551
                                                                                    $    153,900 (4)
                                               ------------------------------------------------------------------
                                                  1,755,423          282,905             115,223        2,153,551

                                               ------------------------------------------------------------------
     NET INCOME                                   4,877,709        1,225,874            (214,395)       5,889,188
                                               ------------------------------------------------------------------

EARNINGS PER SHARE: - BASIC AND DILUTED
    BASIC                                      $       0.70                                          $       0.81
    DILUTED                                    $       0.66                                          $       0.77

WEIGTHED AVERAGE COMMON SHARES OUTSTANDING:
    BASIC                                         7,003,028(B)                           281,268(5)     7,284,296
    DILUTED                                       7,380,874(B)                           281,268(5)     7,662,142


(A) - REFLECTS NON-CASH COMPENSATION EXPENSE RELATED TO COMMON STOCK SALES AMONG INSIDERS

(B) - NUMBER OF SHARES AS REPORTED SEPTEMBER 30, 2002

             See notes to unaudited pro forma financial information

                               SFBC INTERNATIONAL
                    UNAUDITED PRO FORMA STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2001


                                                                  ANAPHARM
                                                                  AND NEW DRUG         PRO FORMA
                                                    SFBC          SERVICES             ADJUSTMENTS         AS ADJUSTED
                                                   ----------------------------------------------------------------------

NET REVENUE                                          $31,470,528      $29,227,862                            $60,698,390

COST AND EXPENSES
   DIRECT COSTS                                      $18,150,867      $18,916,272                            $37,067,139
   GENERAL AND ADMINISTRATIVE EXPENSES                $7,556,126       $7,618,173          $943,572    (1)   $15,855,571
                                                                                          ($262,300)   (2)
                                                   ----------------------------------------------------------------------

       TOTAL COSTS AND OPERATING EXPENSES            $25,706,993      $26,534,445          $681,272          $52,922,710

     EARNINGS FROM OPERATIONS                         $5,763,535       $2,693,417         ($681,272)          $7,775,680

OTHER INCOME(EXPENSE)
   STOCK SALES - COMPENSATION EXPENSE                         $0        ($294,149) (A)                         ($294,149)
   INTEREST INCOME                                      $359,159         $125,721                               $484,880
   INTEREST EXPENSE                                     ($27,112)       ($354,957)                             ($382,069)
                                                   ----------------------------------------------------------------------

        TOTAL OTHER INCOME (EXPENSE)                    $332,047        ($523,385)               $0            ($191,338)

      EARNINGS BEFORE INCOME TAXES                    $6,095,582       $2,170,032         ($681,272)          $7,584,342

INCOME TAX EXPENSE (BENEFIT)                          $2,276,114          ($7,571)        ($265,696)   (3)    $2,208,047
                                                                                           $205,200    (4)

DEFERRED TAX BENEFIT                                          $0        ($307,001)                             ($307,001)

                                                   ----------------------------------------------------------------------
                                                      $2,276,114        ($314,572)         ($60,496)          $1,901,046

                                                   ----------------------------------------------------------------------
     NET INCOME                                       $3,819,468       $2,484,604         ($620,776)          $5,683,296
                                                   ----------------------------------------------------------------------

EARNINGS PER SHARE: - BASIC AND DILUTED
    BASIC                                                  $0.94                                                   $0.89
    DILUTED                                                $0.81                                                   $0.80

WEIGTHED AVERAGE COMMON SHARES OUTSTANDING:
    BASIC                                              4,073,292  (B)                     2,340,995    (6)     6,414,287
    DILUTED                                            4,739,191  (B)                     2,340,995    (6)     7,080,186


(A) Reflects non-cash compensation expense related to common stock sales among insiders
(B) Number of shares as reported December 31, 2001

             See notes to unaudited pro forma financial information

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


(1) To reflect amortization of the identifiable intangibles acquired in the Anapharm and New Drug Services acquisitions

(2) To reflect the reduced salaries and bonuses related to the employment contracts entered into as part of the New Drug Services acquisition

(3) To reflect the tax effect of the pro forma adjustments using an effective tax rate of 39%

(4) To reflect additional income tax expense related to the Anapharm across-border intercompany financing

(5) To reflect the issuance of 167,375 shares of common stock issued on March 18, 2002 as a result of the Anapharm acquisition and the issuance of 234,060 shares of common stock issued on September 6, 2002 as a result of the New Drug Services acquisition

(6) To reflect the issuance of 167,375 shares of common stock issued on March 18, 2002 as a result of the Anapharm acquisition, the issuance of 234,060 shares of common stock issued on September 6, 2002 as a result of the New Drug Services acquisition, and the issuance of 2,000,000 shares of common stock in December 2001 in a secondary offering